Exhibit 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.  THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY AN ASTERIK IN BRACKETS [*].  THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 5
TO MATRIX COMMERCIALIZATION COLLABORATION AGREEMENT

THIS AMENDMENT NO. 5 TO MATRIX COMMERCIALIZATION COLLABORATION AGREEMENT (this “Amendment”) is dated as of the date of the last signature hereunder and effective as of  March 10, 2016 (the “Amendment Effective Date”) by and between Musculoskeletal Transplant Foundation, Inc., a non-profit corporation formed under the laws of the District of Columbia, and having a principal place of business at 125 May Street, Suite 300, Edison, New Jersey 08837 (“MTF”), and Orthofix Holdings, Inc., a corporation organized under the laws of the State of Delaware, and having a principal place of business at 3451 Plano Parkway, Lewisville, Texas 75056 (“Orthofix”) (each, individually, a “Party” and, collectively, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties have entered into that certain Matrix Commercialization Collaboration Agreement dated as of July 28, 2008, as amended by that certain Amendment No. 1 to Matrix Commercialization Collaboration Agreement dated as of December 15, 2010, that certain Amendment No. 2 to Matrix Commercialization Collaboration Agreement dated as of January 9, 2012, that certain Amendment No. 3 to Matrix Commercialization Collaboration Agreement dated as of June 25, 2013 and that certain Amendment No. 4 to Matrix Commercialization and Collaboration Agreement dated as of January 1, 2014 (collectively, the “Matrix Agreement”), pursuant to which the Parties have collaborated on the commercialization of the Matrix; and

WHEREAS, the Parties desire to expand and extend their relationship under the Matrix Agreement concerning the development and commercialization of an allogeneic cancellous bone matrix containing viable mesenchymal stem cells and/or osteoprogenitor cells; and

WHEREAS, to effectuate that objective MTF wishes to procure certain equipment and technology associated with the expansion of tissue processing and storage of the Matrix (cryopreservation tanks, etc.) at MTF’s facility located in Edison, NJ (the “Facility”); and

WHEREAS, Orthofix is willing to provide funding to MTF as set forth herein in order to enable MTF to procure such equipment and technology;

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein, the Parties agree as follows:

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE I

supplemental arrangements aNd amendments

A.The Edison Facility Expansion.Promptly following execution of this Amendment, Orthofix shall pay to MTF One Million Three Hundred Thousand Dollars ($1,300,000) to MTF. MTF shall use the preceding funds for the sole purpose of procuring and installing certain equipment and technology as set forth in Schedule A for the purpose of expanding the Trinity processing and storage capabilities at the Facility Upon receipt of such funds from Orthofix, MTF will immediately expend the funds to implement the necessary expansion of capabilities at the Facility as soon as possible, but in any event such expansion shall be completed no later than September 1, 2016. Any and all equipment procured in connection with this Amendment will be installed in the Facility. Any equipment procured pursuant to this Amendment will be used solely to perform obligations under the Matrix Agreement. Orthofix will be entitled to have a representative present at the Facility during normal business hours upon reasonable prior notice during the performance of MTF’s expansion activities under this Article IA to monitor the performance of such activities, subject in all respects to all safety and security procedures reasonably adopted by MTF with respect to the Facility and communicated to Orthofix in advance. MTF will own all right title and interest in and to the equipment procured pursuant to this Amendment.

B.Term.The Parties hereby agree to extend the term of the Matrix Agreement as set forth in Section 13.1 of such Agreement by a period of two (2) years until July 28, 2025.  During the last two years of the Term, i.e, from July 29, 2023 to July 28, 2025, the Minimum Service Fee for Matrix I and Matrix II transferred by MTF to Orthofix under this Agreement shall mean $[*].

ARTICLE II

MISCELLANEOUS

A.Confidentiality; No Public Announcement. The terms and conditions of this Amendment constitute Orthofix’s Confidential Information under the Matrix Agreement and will be maintained in confidence by MTF as set forth therein.

B.Original Agreements.  The provisions hereof shall in all respects supplement and amend the terms of the Matrix Agreement.  As supplemented and amended hereby, the Matrix Agreement shall remain in full force and effect.

C.Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together will constitute one and the same instrument.

[Signature page follows]

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

MUSCULOSKELETAL TRANSPLANT FOUNDATION, INC.		ORTHOFIX HOLDINGS, INC.

By:	/s/ Bruce W. Stroever	By:	/s/ Bradley R. Mason
Title:	President & CEO	Title:	President & CEO
Date:	3/10/16	Date:	3/10/16

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule A

Edison Expansion Requirements 2016

Trinity Product Line

Equipment:

[*]

Facility:

[*]

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.